                                                            Exhibit 99.(A)(1)(C)

                       Notice of Guaranteed Delivery for
                        Tender of Shares of Common Stock

                                       of

                              Cheap Tickets, Inc.

                                       to

                      Diamondhead Acquisition Corporation
                          a Wholly Owned Subsidiary of

                              Cendant Corporation
                   (Not to be used for signature guarantees)


  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
       TIME, ON FRIDAY, SEPTEMBER 21, 2001, UNLESS THE OFFER IS EXTENDED.

   This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach Mellon Investor Services LLC (the "Depositary") on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand, transmitted by facsimile transmission or mailed (to the Depositary). See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                          Mellon Investor Services LLC

           By Mail:                By Overnight Courier:                 By Hand:

 Mellon Investor Services LLC   Mellon Investor Services LLC   Mellon Investor Services LLC
  Reorganization Department     Reorganization Department 85    Reorganization Department
         PO Box 3301                  Challenger Road                  120 Broadway
  South Hackensack, NJ 07606          Mail Stop--Reorg                  13th Floor
                                 Ridgefield Park, NJ 07660          New York, NY 10271

                           By Facsimile Transmission:

                        (for eligible institutions only)
                                 (201) 296-4293

                        Confirm Facsimile By Telephone:

                                 (201) 296-4860

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

   THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEES MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

   THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

 Ladies and Gentlemen:

    The undersigned hereby tenders to Diamondhead Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Cendant Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 23, 2001 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.001 per share, of Cheap Tickets, Inc., a Delaware corporation (the "Company"), set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

 Name(s) of Record Holder(s): ______________________________________________

 Number of Shares Tendered: ________________________________________________

 Certificate No(s) (if available): _________________________________________
                                              (please print)

 Address(es): ______________________________________________________________

 ___________________________________________________________________________
                                   (Zip Code)

 [_]Check if securities will be tendered by book-entry transfer

 Name of Tendering Institution: ____________________________________________

 Area Code and Telephone No.(s): ___________________________________________

 ___________________________________________________________________________

 Signature(s): _____________________________________________________________

 Account No.: ______________________________________________________________

 Dated:                        , 2001

                                   GUARANTEE
                    (Not to be used for signature guarantee)

    The undersigned, a firm that is a participant in the Securities Transfer Agents Medallion Program, or an "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

 Name of Firm: _______________________________________________________________

 Address: ____________________________________________________________________

 _____________________________________________________________________________
                                                                       Zip Code

 Area Code and Tel. No. ______________________________________________________

 -----------------------------------------------------------------------------
                             (Authorized Signature)

 Name: _______________________________________________________________________
                             (Please type or print)

 -----------------------------------------------------------------------------

 Title: ______________________________________________________________________

 Date:                          , 2001

 NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR
       SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.


                                       3